EXHIBIT 99.1
MURPHY OIL CORPORATION ANNOUNCES SECOND QUARTER 2021 RESULTS

Exceeds Production Guidance, Accelerates Debt Reduction Plan,
Publishes 2021 Sustainability Report
HOUSTON, Texas, August 5, 2021 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the second quarter ended June 30, 2021, including a net loss attributable to Murphy of $63 million, or $0.41 net loss per diluted share. Adjusted net income, which excludes discontinued operations and other one-off items, was $91 million, or $0.59 net income per diluted share.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest. 1
Highlights for the second quarter include:
•Produced 171 thousand barrels of oil equivalent per day, exceeding the high end of guidance, with 100 thousand barrels of oil per day
•Generated $405 million of adjusted earnings before interest, taxes, depreciation and amortization, and exploration, or $25.86 per barrel of oil equivalent
•Increased cash position by approximately $190 million through higher production volumes, disciplined spending and operational efficiencies, including noncontrolling interest
•Continued significant drilling projects in the Gulf of Mexico with drilling Samurai #3 and spudding Khaleesi #3 during the quarter
•Completed construction of King’s Quay floating production system, on track to arrive at shore base in the Gulf of Mexico by third quarter-end
•Drilled a discovery in non-operated Block CA-1 in Brunei with the Jagus SubThrust-1X exploration well

EXHIBIT 99.1
Subsequent to the second quarter:
•Continued delevering by announcing the redemption of $150 million of 6.875 percent senior notes due 2024 and establishing a new debt reduction target for 2021
•Furthered negotiations on an agreement with partners to restructure the Terra Nova project ownership
•Published 2021 Sustainability Report with enhanced disclosures and accountability, including a third-party assurance of 2020 Scope 1 and 2 greenhouse gas emissions. This report can be accessed at www.murphyoilcorp.com/sustainability-report
“We had a very positive quarter as we continued to progress on our strategy to delever, execute and explore. I am especially proud of our enhanced operational efficiencies allowing us to significantly exceed production guidance while maintaining our annual capital spending budget. Combined with higher realized crude oil prices, we are able to accelerate our delevering plan with the announced partial redemption of our 2024 senior notes and increase in our debt reduction target for 2021. Further, we are pleased with our progress on exploration prospects this year, as well as the recent discovery in Brunei,” said Roger W. Jenkins, President and Chief Executive Officer.
SECOND QUARTER 2021 RESULTS
The company recorded a net loss, attributable to Murphy, of $63 million, or $0.41 net loss per diluted share, for the second quarter 2021. This includes net realized and unrealized after-tax losses on crude oil derivative contracts of $179 million. Adjusted net income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $91 million, or $0.59 net income per diluted share for the same period. The adjusted net income from continuing operations excludes the following primary after-tax items: $103 million non-cash mark-to-market loss on crude oil derivative contracts and $49 million non-cash mark-to-market loss on contingent consideration. Details for second quarter results can be found in the attached schedules.
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations attributable to Murphy was $391 million, or $25.00 per barrel of oil equivalent (BOE) sold. Adjusted earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) from continuing operations attributable to Murphy was $405

EXHIBIT 99.1
million, or $25.86 per BOE sold. Details for second quarter EBITDA and EBITDAX reconciliations can be found in the attached schedules.
Second quarter production averaged 171 thousand barrels of oil equivalent per day (MBOEPD) with 58 percent oil and 64 percent liquids. Production was 7 MBOEPD, or 4 percent, above the midpoint of guidance for the quarter due to higher onshore volumes of 3,700 barrels of oil equivalent per day (BOEPD) in the Eagle Ford Shale and 12 million cubic feet per day (MMCFD), or 2,000 BOEPD, in Tupper Montney. Total oil volumes of 100 thousand barrels of oil per day (MBOPD) were 5 MBOPD, or 5 percent, above the guidance midpoint for the quarter. Details for second quarter results can be found in the attached schedules.
FINANCIAL POSITION
Murphy had approximately $2.0 billion of liquidity as of the end of second quarter 2021, comprised of the $1.6 billion senior unsecured credit facility and approximately $418 million of cash and cash equivalents.
Total debt of $2.8 billion as of June 30, 2021 consists of long-term, fixed-rate notes with a weighted average maturity of 7.5 years and a weighted average coupon of 6.3 percent.
As announced on July 15, Murphy will redeem $150 million of its 6.875 percent senior notes due 2024 on August 16 for a redemption price of 101.719 percent, plus any accrued and unpaid interest. This announcement is consistent with the company’s previously disclosed goal of further reducing long-term debt in 2021 following the reduction achieved in the first quarter 2021.
“Delevering our company remains a top priority of our long-term strategy, and we took the first steps in accomplishing this by fully repaying the outstanding balance on our revolver in the first quarter and establishing a goal of $200 million in long-term debt reduction by year-end 2021. With excellent operational execution, consistent capital discipline and stronger oil prices, we now believe we can expand this goal to $300 million,” stated Jenkins.
OPERATIONS SUMMARY

Onshore

The onshore business produced approximately 93 MBOEPD with 47 percent liquids volumes in the second quarter.

EXHIBIT 99.1
Eagle Ford Shale – Production averaged 42 MBOEPD with 75 percent oil volumes during the quarter. Murphy brought online three operated wells in Catarina during the quarter with an average gross 30-day (IP30) rate of approximately 1,080 BOEPD. An additional 29 gross non-operated wells, primarily in Karnes, were brought online in the second quarter, with an average gross IP30 rate of approximately 1,700 BOEPD.
Tupper Montney – In the second quarter, natural gas production averaged 248 MMCFD. The company brought online 10 wells, completing activity in the area for the year.
Kaybob Duvernay – Second quarter production averaged 8 MBOEPD with 73 percent liquids volumes. No activity is scheduled to occur in 2021.
Offshore

The offshore business produced 78 MBOEPD for the second quarter, comprised of 80 percent oil. This excludes production from noncontrolling interest.
Gulf of Mexico – During the quarter, production averaged 74 MBOEPD, consisting of 79 percent oil. Murphy’s major projects continue to advance on schedule, as Murphy drilled Samurai #3 and spud Khaleesi #3 in the second quarter. Fabrication was completed on the King’s Quay floating production system, which sailed away to shore base in the Gulf of Mexico at the end of the quarter. Additionally, the final well of the non-operated St. Malo waterflood was drilled and is scheduled to come online in late 2021.
Canada – Production averaged 4 MBOEPD in the second quarter, comprised of 100 percent oil. Operations at the Terra Nova field have remained offline since December 2019.
During the second quarter, partners continued to negotiate on an agreement to restructure the Terra Nova project ownership and renew the asset life extension project, with the intent to move to a sanction decision in the third quarter 2021. The agreement is subject to finalized terms and approval from all parties involved, and is contingent upon the previously disclosed royalty and financial support from the Government of Newfoundland and Labrador.
EXPLORATION

Gulf of Mexico – During the second quarter, Murphy and its operating partner spud the Silverback exploration well (Mississippi Canyon 35).

EXHIBIT 99.1
Brunei – In the second quarter, Murphy reclassified its working interest in Block CA-1 of Brunei as no longer held for sale, while Block CA-2 retains that classification. During the quarter, Murphy and its partners drilled a discovery in Block CA-1 in Brunei with the Jagus SubThrust-1X exploration well for a net cost of $2.8 million at approximately 8 percent working interest.
CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE

Production for third quarter 2021 is estimated to be in the range of 162 to 170 MBOEPD and includes assumed storm downtime of 4,100 BOEPD. Murphy tightened its 2021 capital expenditures (CAPEX) guidance to $685 to $715 million while adjusting full year 2021 production guidance to 157.5 to 165.5 MBOEPD. Full year production is forecast to be comprised of approximately 55 percent oil and 61 percent total liquids volumes.
In addition to forecasted third quarter storm impacts, annual production guidance includes fourth quarter impacts of 1,300 BOEPD of assumed offshore storm downtime and 7,900 BOEPD of net planned offshore downtime. Both production and CAPEX guidance ranges exclude Gulf of Mexico noncontrolling interest (NCI).

CAPEX by Quarter ($ MMs)
1Q 2021A*	2Q 2021A	3Q 2021E	4Q 2021E	FY 2021E
$230	$198	$160	$112	$700
Accrual CAPEX, based on midpoint of guidance range and excluding NCI
* Excludes King’s Quay CAPEX of $17 million, includes $20 million Lucius working interest acquisition
SUSTAINABILITY REPORT
Subsequent to quarter-end, Murphy published its 2021 Sustainability Report, taking into consideration various third-party reporting standards and ratings, and including additional disclosures and a third-party assurance on 2020 Scope 1 and Scope 2 greenhouse gas emissions. New to this year’s report, the company announced its goal of zero routine flaring by 2030, expanded metrics on diversity and a new Human Rights Policy. The 2021 Sustainability Report can be found on the website at www.murphyoilcorp.com/sustainability-report.
“Our 2021 Sustainability Report continues to expand our disclosures surrounding environmental, social and governance matters, and align with the goals of global organizations, including the United Nations Sustainability Development Goals. We remain committed to reporting in an

EXHIBIT 99.1
authentic and transparent manner as we continue developing sustainable efforts and goals to actively participate in the global energy transition,” stated Jenkins.
CONFERENCE CALL AND WEBCAST SCHEDULED FOR AUGUST 5, 2021
Murphy will host a conference call to discuss second quarter 2021 financial and operating results on Thursday, August 5, 2021, at 9:00 a.m. EDT. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing toll free 1-888-886-7786, reservation number 11711715.
FINANCIAL DATA
Summary financial data and operating statistics for second quarter 2021, with comparisons to the same period from the previous year, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, a reconciliation of EBITDA and EBITDAX between periods, as well as guidance for the third quarter and full year 2021, are also included.
1In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.
ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. The company sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified

EXHIBIT 99.1
through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and

EXHIBIT 99.1
should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars, except per share amounts)	2021	2020	2021	2020
Revenues and other income
Revenue from sales to customers	$758,829	285,745	$1,351,356	886,303
(Loss) gain on crude contracts	(226,245)	(75,880)	(440,630)	324,792
Gain on sale of assets and other income	17,059	1,677	18,902	4,175
Total revenues and other income	549,643	211,542	929,628	1,215,270
Costs and expenses
Lease operating expenses	126,413	144,644	273,577	353,792
Severance and ad valorem taxes	11,314	6,442	20,545	15,864
Transportation, gathering and processing	49,696	41,090	92,608	85,457
Exploration expenses, including undeveloped lease amortization	13,543	29,468	25,323	49,594
Selling and general expenses	29,113	39,100	58,616	75,872
Restructuring expenses	—	41,397	—	41,397
Depreciation, depletion and amortization	227,288	231,446	425,566	537,548
Accretion of asset retirement obligations	12,164	10,469	22,656	20,435
Impairment of assets	—	19,616	171,296	987,146
Other expense (benefit)	70,328	22,007	91,407	(23,181)
Total costs and expenses	539,859	585,679	1,181,594	2,143,924
Operating income (loss) from continuing operations	9,784	(374,137)	(251,966)	(928,654)
Other income (loss)
Interest income and other (loss)	(4,525)	(5,171)	(9,866)	(4,930)
Interest expense, net	(43,374)	(38,598)	(131,474)	(79,695)
Total other loss	(47,899)	(43,769)	(141,340)	(84,625)
Loss from continuing operations before income taxes	(38,115)	(417,906)	(393,306)	(1,013,279)
Income tax benefit	(11,177)	(94,773)	(99,336)	(186,306)
Loss from continuing operations	(26,938)	(323,133)	(293,970)	(826,973)
(Loss) income from discontinued operations, net of income taxes	(102)	(1,267)	106	(6,129)
Net loss including noncontrolling interest	(27,040)	(324,400)	(293,864)	(833,102)
Less: Net income (loss) attributable to noncontrolling interest	36,042	(7,216)	56,656	(99,814)
NET LOSS ATTRIBUTABLE TO MURPHY	$(63,082)	(317,184)	$(350,520)	(733,288)

LOSS PER COMMON SHARE – BASIC
Continuing operations	$(0.41)	(2.05)	$(2.27)	(4.74)
Discontinued operations	—	(0.01)	—	(0.04)
Net loss	$(0.41)	(2.06)	$(2.27)	(4.78)

LOSS PER COMMON SHARE – DILUTED
Continuing operations	$(0.41)	(2.05)	$(2.27)	(4.74)
Discontinued operations	—	(0.01)	—	(0.04)
Net loss	$(0.41)	(2.06)	$(2.27)	(4.78)
Cash dividends per Common share	0.125	0.125	0.250	0.375
Average Common shares outstanding (thousands)
Basic	154,395	153,581	154,153	153,429
Diluted	154,395	153,581	154,153	153,429

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars)	2021	2020	2021	2020
Operating Activities
Net (loss) including noncontrolling interest	$(27,040)	(324,400)	$(293,864)	(833,102)
Adjustments to reconcile net loss to net cash provided (required) by continuing operations activities
Loss (income) from discontinued operations	102	1,267	(106)	6,129
Depreciation, depletion and amortization	227,288	231,446	425,566	537,548
Previously suspended exploration costs	(84)	7,580	633	7,677
Amortization of undeveloped leases	4,280	7,292	8,882	14,770
Accretion of asset retirement obligations	12,164	10,469	22,656	20,435
Impairment of assets	—	19,616	171,296	987,146
Deferred income tax benefit	(12,328)	(86,529)	(101,195)	(167,902)
Mark to market loss (gain) on contingent consideration	61,754	15,622	76,677	(43,529)
Mark to market loss (gain) on crude contracts	130,855	184,454	284,360	(173,848)
Noncash restructuring expense	—	17,565	—	17,565
Long-term non-cash compensation	13,194	12,955	25,318	22,760
Net (increase) decrease in noncash working capital	35,617	(106,492)	26,565	1,335
Other operating activities, net	2,714	(14,123)	39,494	(27,605)
Net cash provided (required) by continuing operations activities	448,516	(23,278)	686,282	369,379
Investing Activities
Property additions and dry hole costs	(204,769)	(182,767)	(445,314)	(537,601)
Proceeds from sales of property, plant and equipment	1,340	—	269,363	—
Property additions for King's Quay FPS	—	(30,339)	(17,734)	(51,635)
Net cash (required) by investing activities	(203,429)	(213,106)	(193,685)	(589,236)
Financing Activities
Borrowings on revolving credit facility	25,000	200,000	165,000	370,000
Repayment of revolving credit facility	(25,000)	(200,000)	(365,000)	(200,000)
Retirement of debt	—	(8,655)	(576,358)	(12,225)
Debt issuance, net of cost	(6)	—	541,974	(613)
Early redemption of debt cost	—	—	(34,177)	—
Distributions to noncontrolling interest	(39,232)	(1)	(75,238)	(32,400)
Cash dividends paid	(19,303)	(19,198)	(38,590)	(57,590)
Withholding tax on stock-based incentive awards	(101)	(153)	(3,895)	(7,247)
Proceeds from term loan and other loans	—	371	—	371
Capital lease obligation payments	(193)	(168)	(371)	(336)
Net cash (required) provided by financing activities	(58,835)	(27,804)	(386,655)	59,960
Cash Flows from Discontinued Operations [1]
Operating activities	—	—	—	(1,202)
Investing activities	—	—	—	4,494
Financing activities	—	—	—	—
Net cash provided by discontinued operations	—	—	—	3,292
Effect of exchange rate changes on cash and cash equivalents	978	1,940	1,552	(1,358)
Net increase (decrease) in cash and cash equivalents	187,230	(262,248)	107,494	(161,255)
Cash and cash equivalents at beginning of period	230,870	407,753	310,606	306,760
Cash and cash equivalents at end of period	$418,100	145,505	$418,100	145,505
1 Net cash provided by discontinued operations is not part of the cash flow reconciliation.

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED INCOME (LOSS) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars, except per share amounts)	2021	2020	2021	2020
Net loss attributable to Murphy (GAAP)	$(63.1)	(317.1)	$(350.5)	(733.2)
Discontinued operations (income) loss	0.1	1.2	(0.1)	6.1
Loss from continuing operations	(63.0)	(315.9)	(350.6)	(727.1)
Adjustments (after tax):
Mark-to-market loss (gain) on crude oil derivative contracts	103.3	145.8	224.6	(137.3)
Impairment of assets	—	15.6	128.0	708.3
Mark-to-market loss (gain) on contingent consideration	48.8	12.3	60.6	(34.4)
Early redemption of debt cost	—	—	29.2	—
Unutilized rig charges	2.0	3.5	4.2	6.3
Charges related to Kings Quay transaction	—	—	3.9	—
Foreign exchange losses (gains)	—	1.5	0.9	(2.5)
Restructuring expenses	—	31.6	—	31.6
(Gain) loss on extinguishment of debt	—	(4.2)	—	(4.2)
Inventory loss	—	—	—	3.8
Total adjustments after taxes	154.1	206.1	451.4	571.6
Adjusted income (loss) from continuing operations attributable to Murphy	$91.1	(109.8)	$100.8	(155.5)

Adjusted income (loss) from continuing operations per average diluted share	$0.59	(0.71)	$0.65	(1.01)
Non-GAAP Financial Measures
Presented above is a reconciliation of Net (loss) income to Adjusted income (loss) from continuing operations attributable to Murphy.  Adjusted income (loss) excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  Adjusted income (loss) is a non-GAAP financial measure and should not be considered a substitute for Net (loss) income as determined in accordance with accounting principles generally accepted in the United States of America.
Amounts shown above as reconciling items between Net (loss) income and Adjusted income (loss) are presented net of applicable income taxes based on the estimated statutory rate in the applicable tax jurisdiction.  The pretax and income tax impacts for adjustments shown above are as follows by area of operations and exclude the share attributable to non-controlling interests.

	Three Months Ended June 30, 2021			Six Months Ended June 30, 2021
(Millions of dollars)	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$64.2	(13.5)	50.7	$86.9	(18.2)	68.7
Canada	—	—	—	171.3	(43.3)	128.0
Total E&P	64.2	(13.5)	50.7	258.2	(61.5)	196.7
Corporate:	130.8	(27.4)	103.4	322.5	(67.8)	254.7
Total adjustments	$195.0	(40.9)	154.1	$580.7	(129.3)	451.4

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars, except per barrel of oil equivalents sold)	2021	2020	2021	2020
Net loss attributable to Murphy (GAAP)	$(63.1)	(317.1)	$(350.5)	(733.2)
Income tax benefit	(11.2)	(94.8)	(99.3)	(186.3)
Interest expense, net	43.4	38.6	131.5	79.7
Depreciation, depletion and amortization expense ¹	217.3	219.1	405.6	505.3
EBITDA attributable to Murphy (Non-GAAP)	$186.4	(154.2)	87.3	(334.5)
Mark-to-market loss (gain) on crude oil derivative contracts	130.9	184.5	284.4	(173.8)
Impairment of assets ¹	—	19.6	171.3	886.0
Mark-to-market loss (gain) on contingent consideration	61.8	15.7	76.7	(43.5)
Accretion of asset retirement obligations ¹	9.5	10.5	20.0	20.4
Unutilized rig charges	2.5	4.5	5.3	8.0
Foreign exchange losses (gains)	—	1.4	1.3	(3.3)
Discontinued operations (income) loss	0.1	1.2	(0.1)	6.1
Restructuring expenses	—	41.4	—	41.4
Inventory loss	—	—	—	4.8
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$391.2	124.6	$646.2	411.6

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	15,648	15,242	29,318	32,312

Adjusted EBITDA per barrel of oil equivalents sold	$25.00	8.17	$22.04	12.74
1 Depreciation, depletion, and amortization expense, impairment of assets and accretion of asset retirement obligations used in the computation of Adjusted EBITDA exclude the portion attributable to the non-controlling interest (NCI).
Non-GAAP Financial Measures
Presented above is a reconciliation of Net (loss) income to Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Management believes EBITDA and adjusted EBITDA are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net (loss) income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDA per barrel of oil equivalent sold. Management believes adjusted EBITDA per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.   Adjusted EBITDA per barrel of oil equivalent sold is a non-GAAP financial metric.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars, except per barrel of oil equivalents sold)	2021	2020	2021	2020
Net loss attributable to Murphy (GAAP)	$(63.1)	(317.1)	$(350.5)	(733.2)
Income tax benefit	(11.2)	(94.8)	(99.3)	(186.3)
Interest expense, net	43.4	38.6	131.5	79.7
Depreciation, depletion and amortization expense ¹	217.3	219.1	405.6	505.3
EBITDA attributable to Murphy (Non-GAAP)	186.4	(154.2)	87.3	(334.5)
Exploration expenses	13.5	29.5	25.3	49.6
EBITDAX attributable to Murphy (Non-GAAP)	199.9	(124.7)	112.6	(284.9)
Mark-to-market loss (gain) on crude oil derivative contracts	130.9	184.5	284.4	(173.8)
Impairment of assets ¹	—	19.6	171.3	886.0
Mark-to-market loss (gain) on contingent consideration	61.8	15.7	76.7	(43.5)
Accretion of asset retirement obligations ¹	9.5	10.5	20.0	20.4
Unutilized rig charges	2.5	4.5	5.3	8.0
Foreign exchange losses (gains)	—	1.4	1.3	(3.3)
Discontinued operations (income) loss	0.1	1.2	(0.1)	6.1
Restructuring expenses	—	41.4	—	41.4
Inventory loss	—	—	—	4.8
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$404.7	154.1	$671.5	461.2

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	15,648	15,242	29,318	32,312

Adjusted EBITDAX per barrel of oil equivalents sold	$25.86	10.11	$22.90	14.27
1 Depreciation, depletion, and amortization expense, impairment of assets and accretion of asset retirement obligations used in the computation of adjusted EBITDAX exclude the portion attributable to the non-controlling interest (NCI).
Non-GAAP Financial Measures
Presented above is a reconciliation of Net (loss) income to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net (loss) income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDAX per barrel of oil equivalent sold. Management believes adjusted EBITDAX per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.  Adjusted EBITDAX per barrel of oil equivalent sold is a non-GAAP financial metric.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended June 30, 2021		Three Months Ended June 30, 2020
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1,2]	$648.9	194.7	228.3	(143.1)
Canada	120.6	12.7	59.2	(19.5)
Other	—	(10.4)	—	(9.0)
Total exploration and production	769.5	197.0	287.5	(171.6)
Corporate	(219.9)	(223.9)	(76.0)	(151.6)
Revenue/income from continuing operations	549.6	(26.9)	211.5	(323.2)
Discontinued operations, net of tax	—	(0.1)	—	(1.2)
Total revenues/net income (loss) including noncontrolling interest	$549.6	(27.0)	211.5	(324.4)
Net (loss) income attributable to Murphy		(63.1)		(317.1)

	Six Months Ended June 30, 2021		Six Months Ended June 30, 2020
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1,2]	$1,139.2	313.7	739.8	(839.1)
Canada [2]	224.6	(111.6)	148.9	(26.4)
Other [2]	—	(17.3)	1.8	(61.3)
Total exploration and production	1,363.8	184.8	890.5	(926.8)
Corporate	(434.2)	(478.8)	324.8	99.8
Revenue/loss from continuing operations	929.6	(294.0)	1,215.3	(827.0)
Discontinued operations, net of tax	—	0.1	—	(6.1)
Total revenues/net loss including noncontrolling interest	$929.6	(293.9)	1,215.3	(833.1)
Net loss attributable to Murphy		(350.5)		(733.2)
1 Includes results attributable to a noncontrolling interest in MP Gulf of Mexico, LLC (MP GOM).
2 For the three months ended June 30, 2021, results of operations include no impairment charges (2020: $19.6 million). For the six months ended June 30, 2021, results of operations include impairment charge of $171.3 million in Canada for Terra Nova due to the status of agreements with the partners as of March 31, 2021 (2020: U.S. impairment charge of $947.4 million, Other impairment charge $39.7 million).

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED JUNE 30, 2021, AND 2020

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended June 30, 2021
Oil and gas sales and other operating revenues	$648.9	120.6	—	769.5
Lease operating expenses	90.5	35.8	—	126.3
Severance and ad valorem taxes	10.9	0.5	—	11.4
Transportation, gathering and processing	33.6	16.1	—	49.7
Depreciation, depletion and amortization	180.0	43.5	0.5	224.0
Accretion of asset retirement obligations	9.2	3.0	—	12.2
Exploration expenses
Dry holes and previously suspended exploration costs	(0.1)	—	—	(0.1)
Geological and geophysical	2.1	—	0.8	2.9
Other exploration	2.3	0.1	4.1	6.5
	4.3	0.1	4.9	9.3
Undeveloped lease amortization	2.5	—	1.8	4.3
Total exploration expenses	6.8	0.1	6.7	13.6
Selling and general expenses	5.3	3.9	2.1	11.3
Other	72.9	0.9	0.3	74.1
Results of operations before taxes	239.7	16.8	(9.6)	246.9
Income tax provisions (benefits)	45.0	4.1	0.8	49.9
Results of operations (excluding Corporate segment)	$194.7	12.7	(10.4)	197.0

Three Months Ended June 30, 2020
Oil and gas sales and other operating revenues	$228.3	59.2	—	287.5
Lease operating expenses	116.8	27.4	0.5	144.7
Severance and ad valorem taxes	6.1	0.4	—	6.5
Transportation, gathering and processing	31.5	9.6	—	41.1
Depreciation, depletion and amortization	175.8	49.7	0.5	226.0
Accretion of asset retirement obligations	9.1	1.3	—	10.4
Impairment of assets	19.6	—	—	19.6
Exploration expenses
Dry holes and previously suspended exploration costs	7.6	—	—	7.6
Geological and geophysical	8.0	0.1	0.5	8.6
Other exploration	2.9	0.1	3.0	6.0
	18.5	0.2	3.5	22.2
Undeveloped lease amortization	4.8	—	2.4	7.2
Total exploration expenses	23.3	0.2	5.9	29.4
Selling and general expenses	7.6	5.4	2.3	15.3
Other	24.2	(1.2)	0.1	23.1
Results of operations before taxes	(185.7)	(33.6)	(9.3)	(228.6)
Income tax provisions (benefits)	(42.6)	(14.1)	(0.3)	(57.0)
Results of operations (excluding Corporate segment)	$(143.1)	(19.5)	(9.0)	(171.6)
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
SIX MONTHS ENDED JUNE 30, 2021, AND 2020

(Millions of dollars)	United States [1]	Canada	Other	Total
Six Months Ended June 30, 2021
Oil and gas sales and other operating revenues	$1,139.2	224.6	—	1,363.8
Lease operating expenses	206.6	66.6	0.3	273.5
Severance and ad valorem taxes	19.8	0.8	—	20.6
Transportation, gathering and processing	62.1	30.5	—	92.6
Depreciation, depletion and amortization	329.6	88.3	1.0	418.9
Accretion of asset retirement obligations	18.2	4.5	—	22.7
Impairment of assets	—	171.3	—	171.3
Exploration expenses
Dry holes and previously suspended exploration costs	0.6	—	—	0.6
Geological and geophysical	2.7	—	1.0	3.7
Other exploration	2.9	0.1	9.1	12.1
	6.2	0.1	10.1	16.4
Undeveloped lease amortization	4.8	0.1	4.0	8.9
Total exploration expenses	11.0	0.2	14.1	25.3
Selling and general expenses	10.8	8.0	3.5	22.3
Other	94.4	4.0	(3.2)	95.2
Results of operations before taxes	386.7	(149.6)	(15.7)	221.4
Income tax provisions (benefits)	73.0	(38.0)	1.6	36.6
Results of operations (excluding Corporate segment)	$313.7	(111.6)	(17.3)	184.8

Six Months Ended June 30, 2020
Oil and gas sales and other operating revenues	$739.8	148.9	1.8	890.5
Lease operating expenses	295.0	58.0	0.8	353.8
Severance and ad valorem taxes	15.2	0.7	—	15.9
Transportation, gathering and processing	66.1	19.4	—	85.5
Depreciation, depletion and amortization	423.3	101.7	1.0	526.0
Accretion of asset retirement obligations	17.7	2.7	—	20.4
Impairment of assets	947.4	—	39.7	987.1
Exploration expenses
Dry holes and previously suspended exploration costs	7.7	—	—	7.7
Geological and geophysical	9.3	0.1	4.2	13.6
Other exploration	3.7	0.3	9.5	13.5
	20.7	0.4	13.7	34.8
Undeveloped lease amortization	9.9	0.2	4.6	14.7
Total exploration expenses	30.6	0.6	18.3	49.5
Selling and general expenses	11.3	9.8	3.9	25.0
Other	(21.5)	(1.0)	(1.1)	(23.6)
Results of operations before taxes	(1,045.3)	(43.0)	(60.8)	(1,149.1)
Income tax provisions (benefits)	(206.2)	(16.6)	0.5	(222.3)
Results of operations (excluding Corporate segment)	$(839.1)	(26.4)	(61.3)	(926.8)
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars per barrel of oil equivalents sold)	2021	2020	2021	2020
Continuing operations
United States – Eagle Ford Shale
Lease operating expense	$6.56	8.11	$8.32	9.35
Severance and ad valorem taxes	2.77	1.76	2.92	2.10
Depreciation, depletion and amortization (DD&A) expense	28.64	25.21	28.56	25.12

United States – Gulf of Mexico
Lease operating expense [1]	$8.49	11.72	10.31	13.54
Severance and ad valorem taxes	0.07	—	0.07	—
DD&A expense	9.31	11.74	9.82	14.39

Canada – Onshore
Lease operating expense	$6.81	4.49	6.27	4.47
Severance and ad valorem taxes	0.08	0.09	0.08	0.07
DD&A expense	8.17	9.33	8.53	9.50

Canada – Offshore
Lease operating expense	$9.37	11.36	12.51	15.16
DD&A expense	12.06	10.05	13.68	11.00

Total oil and gas continuing operations
Lease operating expense	$7.60	8.87	8.77	10.21
Severance and ad valorem taxes	0.68	0.39	0.66	0.46
DD&A expense	13.66	14.19	13.64	15.52

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense [2]	$7.48	8.61	8.54	9.90
Severance and ad valorem taxes	0.72	0.42	0.70	0.49
DD&A expense	13.88	14.38	13.83	15.64
1 For the six months ended June 30, 2021, lease operating expense (LOE) per barrel of oil equivalents (BOE) sold for the U.S. Gulf of Mexico excluding cost associated with well workovers was $8.45 (2020: $9.35), respectively. Workovers for the six months ended June 30, 2021 principally relate to St. Malo (2020: Dalmatian and Cascade).

2 For the six months ended June 30, 2021, total LOE per BOE excluding NCI and costs associated with Gulf of Mexico well workovers was $7.78 (2020: $7.89), respectively.

MURPHY OIL CORPORATION
OTHER FINANCIAL DATA
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars)	2021	2020	2021	2020
Capital expenditures for continuing operations
Exploration and production
United States	$151.3	159.7	$362.4	405.1
Canada	41.7	10.0	72.3	118.2
Other	9.1	6.0	14.7	26.9
Total	202.1	175.7	449.4	550.2

Corporate	5.0	3.9	8.8	7.4
Total capital expenditures - continuing operations [1,2]	207.1	179.6	458.2	557.6

Charged to exploration expenses [3]
United States	4.3	18.5	6.2	20.7
Canada	0.1	0.2	0.1	0.4
Other	4.9	3.5	10.1	13.7
Total charged to exploration expenses - continuing operations	9.3	22.2	16.4	34.8

Total capitalized	$197.8	157.4	$441.8	522.8
1 For the three and six months ended June 30, 2021, total capital expenditures include noncontrolling interest (NCI) capital expenditures of $9.4 million (2020: $5.2 million) and $13.0 million (2020: $15.5 million), respectively.
2 For the six months ended June 30, 2021, total includes capital expenditures associated with the King’s Quay project of $17.3 million (2020: $61.4 million). King’s Quay was sold to ArcLight Capital Partners, LLC (ArcLight) on March 17, 2021 for proceeds of $267.7 million which reimburses the Company for previously incurred capital expenditures.
3 For the three and six months ended June 30, 2021, charges to exploration expense exclude amortization of undeveloped leases of $4.3 million (2020: $7.2 million) and $8.9 million (2020: $14.7 million), respectively.

MURPHY OIL CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)

(Millions of dollars)	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$418.1	310.6
Accounts receivable	366.5	262.0
Inventories	57.1	66.1
Prepaid expenses	36.0	33.9
Assets held for sale	40.8	327.7
Total current assets	918.6	1,000.3
Property, plant and equipment, at cost	8,224.5	8,269.0
Operating lease assets	973.8	927.7
Deferred income taxes	457.6	395.3
Deferred charges and other assets	29.6	28.6
Total assets	$10,604.2	10,620.9
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt, finance lease	$0.8	—
Accounts payable	744.1	407.1
Income taxes payable	19.2	18.0
Other taxes payable	20.3	22.5
Operating lease liabilities	167.5	103.8
Other accrued liabilities	321.5	150.6
Liabilities associated with assets held for sale	—	14.4
Total current liabilities	1,273.3	716.3
Long-term debt, including finance lease obligation	2,762.9	2,988.1
Asset retirement obligations	817.5	816.3
Deferred credits and other liabilities	738.4	680.6
Non-current operating lease liabilities	826.7	845.1
Deferred income taxes	143.6	180.3
Total liabilities	6,562.4	6,226.7
Equity
Common Stock, par $1.00	195.1	195.1
Capital in excess of par value	915.2	941.7
Retained earnings	4,980.4	5,369.5
Accumulated other comprehensive loss	(553.5)	(601.3)
Treasury stock	(1,656.6)	(1,690.7)
Murphy Shareholders' Equity	3,880.6	4,214.3
Noncontrolling interest	161.2	179.8
Total equity	4,041.8	4,394.1
Total liabilities and equity	$10,604.2	10,620.9

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
Barrels per day unless otherwise noted		2021	2020	2021	2020
Continuing operations
Net crude oil and condensate
United States	Onshore	31,253	27,986	26,734	29,510
	Gulf of Mexico [1]	68,468	67,002	66,427	72,866
Canada	Onshore	5,558	7,872	5,921	7,353
	Offshore	3,689	5,852	4,137	5,495
Other		359	—	215	172
Total net crude oil and condensate - continuing operations		109,327	108,712	103,434	115,396
Net natural gas liquids
United States	Onshore	5,327	5,303	4,634	5,444
	Gulf of Mexico [1]	4,763	5,219	4,721	5,944
Canada	Onshore	1,162	1,018	1,197	1,209
Total net natural gas liquids - continuing operations		11,252	11,540	10,552	12,597
Net natural gas – thousands of cubic feet per day
United States	Onshore	29,653	27,697	25,855	29,830
	Gulf of Mexico [1]	71,962	68,717	72,308	75,333
Canada	Onshore	267,210	259,108	260,491	262,978
Total net natural gas - continuing operations		368,825	355,522	358,654	368,141
Total net hydrocarbons - continuing operations including NCI [2,3]		182,050	179,506	173,762	189,350
Noncontrolling interest
Net crude oil and condensate – barrels per day		(9,800)	(10,719)	(9,489)	(11,370)
Net natural gas liquids – barrels per day		(370)	(443)	(362)	(501)
Net natural gas – thousands of cubic feet per day [2]		(4,024)	(4,059)	(4,091)	(4,575)
Total noncontrolling interest		(10,841)	(11,839)	(10,533)	(12,634)
Total net hydrocarbons - continuing operations excluding NCI [2,3]		171,209	167,667	163,229	176,716
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRICE SUMMARY
(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2021	2020	2021	2020
Weighted average Exploration and Production sales prices
Continuing operations
Crude oil and condensate – dollars per barrel
United States	Onshore	$64.55	21.42	$61.60	$34.59
	Gulf of Mexico [1]	65.95	24.77	62.56	37.00
Canada [2]	Onshore	60.69	16.09	56.55	26.09
	Offshore	73.20	20.48	67.51	35.28
Other		—	—	—	63.51
Natural gas liquids – dollars per barrel
United States	Onshore	19.75	8.03	20.38	9.45
	Gulf of Mexico [1]	24.84	7.29	24.36	7.85
Canada [2]	Onshore	30.63	13.78	33.34	15.04
Natural gas – dollars per thousand cubic feet
United States	Onshore	2.54	1.62	2.84	1.74
	Gulf of Mexico [1]	2.64	1.71	3.01	1.87
Canada [2]	Onshore	2.23	1.49	2.25	1.55
1 Prices include the effect of noncontrolling interest share for MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS (unaudited)
AS OF AUGUST 3, 2021

	Commodity	Type	Volumes (Bbl/d)	Price (USD/Bbl)	Remaining Period
Area					Start Date	End Date
United States	WTI ¹	Fixed price derivative swap	45,000	$42.77	7/1/2021	12/31/2021
United States	WTI ¹	Fixed price derivative swap	20,000	$44.88	1/1/2022	12/31/2022
1 West Texas Intermediate

			Volumes (MMcf/d)	Price (CAD/Mcf)	Remaining Period
Area	Commodity	Type			Start Date	End Date
Montney	Natural Gas	Fixed price forward sales at AECO	241	C$2.57	7/1/2021	12/31/2021
Montney	Natural Gas	Fixed price forward sales at AECO	231	C$2.42	1/1/2022	1/31/2022
Montney	Natural Gas	Fixed price forward sales at AECO	221	C$2.41	2/1/2022	4/30/2022
Montney	Natural Gas	Fixed price forward sales at AECO	250	C$2.40	5/1/2022	5/31/2022
Montney	Natural Gas	Fixed price forward sales at AECO	292	C$2.39	6/1/2022	10/31/2022
Montney	Natural Gas	Fixed price forward sales at AECO	311	C$2.40	11/1/2022	12/31/2022
Montney	Natural Gas	Fixed price forward sales at AECO	294	C$2.38	1/1/2023	3/31/2023
Montney	Natural Gas	Fixed price forward sales at AECO	275	C$2.37	4/1/2023	12/31/2023
Montney	Natural Gas	Fixed price forward sales at AECO	185	C$2.41	1/1/2024	12/31/2024

MURPHY OIL CORPORATION
THIRD QUARTER 2021 GUIDANCE

	Oil BOPD	NGLs BOPD	Gas MCFD	Total BOEPD
Production – net
U.S. – Eagle Ford Shale	26,700	4,900	28,600	36,400
– Gulf of Mexico excluding NCI	52,200	4,300	59,600	66,400
Canada – Tupper Montney	—	—	302,000	50,300
– Kaybob Duvernay and Placid Montney	4,900	1,000	18,200	8,900
– Offshore	3,900	—	—	3,900
Other	300	—	—	300

Total net production (BOEPD) - excluding NCI [1]	162,000 to 170,000

Exploration expense ($ millions)	$30

FULL YEAR 2021 GUIDANCE
Total net production (BOEPD) - excluding NCI [2]	157,500 to 165,500
Capital expenditures – excluding NCI ($ millions) [3]	$685 to $715

¹ Excludes noncontrolling interest of MP GOM of 8,600 BOPD of oil, 500 BOPD of NGLs, and 3,800 MCFD gas.
² Excludes noncontrolling interest of MP GOM of 8,800 BOPD of oil, 400 BOPD of NGLs, and 3,800 MCFD gas.
³ Excludes noncontrolling interest of MP GOM of $30 MM.